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                                                                     EXHIBIT 5.1

                               October 15, 1999

Flycast Communications Corporation
181 Fremont Street
San Francisco, California 94105

        Registration Statement on Form S-8
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Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") executed by Flycast Communications Corporation
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(the "Company") and to be filed with the Securities and Exchange Commission (the
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"Commission") in connection with the registration under the Securities Act of
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1933, as amended, of a total of (1) 6,300,000 shares of the Company's Common
Stock reserved for issuance under the Company's 1997 Stock Option Plan and 1999 Stock Option Plan (together, the "Plans"), and (2) 651,757 shares of Common
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Stock previously acquired under the Plans by persons listed as Selling
Stockholders in the prospectus contained within the registration statement and certain unnamed non-affiliates of the Company. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

        It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares when issued and sold under the applicable provisions of the Plans in the manner described in the Registration Statement will be legally and validly issued, fully paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and in any amendment thereto.

        This opinion is solely for your benefit and may not be relied upon by any other person without our prior written consent.


                                    Very truly yours,


                                    VENTURE LAW GROUP
                                    A Professional Corporation

                                    /s/ VENTURE LAW GROUP


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